Exhibit 10(c)












                                   GENERATION

                            INTERCONNECTION AGREEMENT


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                                TABLE OF CONTENTS

  ERCOT STANDARD GENERATION INTERCONNECTION AGREEMENT........................3
  Exhibit "A" Terms and Conditions of the ERCOT
  Standard Generation Interconnection Agreement..............................5
    ARTICLE 1.  DEFINITIONS..................................................5
    ARTICLE 2. TERMINATION...................................................7
    ARTICLE 3.  REGULATORY FILINGS...........................................7
    ARTICLE 4.  FACILITIES AND EQUIPMENT.....................................8
    ARTICLE 5   OPERATION AND MAINTENANCE...................................11
    ARTICLE 6.  DATA REQUIREMENTS...........................................12
    ARTICLE 7.  INSURANCE...................................................14
    ARTICLE 8.  MISCELLANEOUS...............................................16
  Exhibit "B" System Protection Requirements................................24
  Exhibit "C" Notice and EFT Information of the
    Generation Interconnection Agreement....................................26
  Exhibit "D" Supplemental Terms and Conditions.............................28
  Exhibit "E" Facility Schedule.............................................35


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                      GENERATION INTERCONNECTION AGREEMENT

      This Generation Interconnection Agreement is made and entered into this 14th day of December, 2001, between TXU Electric Delivery Company, a Texas corporation ("Transmission Service Provider") and TXU Generation Company LP, a Texas limited partnership ("Generator"), hereinafter individually referred to as "Party," and collectively referred to as "Parties." In consideration of the mutual covenants and agreements herein contained, the Parties hereto agree as follows:

      Transmission Service Provider represents that it is a public utility that owns and operates facilities for the transmission and distribution of electricity. Generator represents that it will own and operate the Plant. Pursuant to the terms and conditions of this Agreement, Transmission Service Provider shall maintain an interconnection between Generator's Plant and Transmission Service Provider's System.

      This Agreement applies only to the Plant and the Parties' interconnection facilities as identified in the Facility Schedule attached hereto ("Facility Schedule").

      This Agreement shall become effective on January 1, 2002 and shall continue in full force and effect until terminated in accordance with Exhibit "A."

      This Agreement will be subject to the following, all of which are incorporated herein:

A. The "Terms and Conditions of the Generation Interconnection Agreement" attached hereto as Exhibit "A";
B. The ERCOT Requirements (unless expressly stated herein, where the ERCOT Requirements are in conflict with this Agreement, the ERCOT Requirements shall prevail);
C. The PUCT Rules (where the PUCT Rules are in conflict with this Agreement, the PUCT Rules shall prevail);
D.    The "System Protection Requirements" attached hereto as Exhibit "B";
E. The "Notice and EFT Information of the Generation Interconnection Agreement" attached hereto as Exhibit "C";
F. The "Supplemental Terms and Conditions Specific to TSP-Owned Support Facilities, Generator-Owned Support Facilities, TSP Support Services, and Areas of Common Switchyard" attached hereto as Exhibit "D"; and
G.    The "Interconnection Details" attached hereto as a Facility Schedule.


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IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals, each of which shall constitute and be an original effective Agreement between the Parties.

TXU ELECTRIC DELIVERY COMPANY


By:   /s/ Thomas L. Baker
      ------------------------------------

Name:       Thomas L. Baker
      ------------------------------------

Title:      President
      ------------------------------------

Date:       12/14/01
      ------------------------------------



TXU GENERATION COMPANY LP

By:   TXU Generation Management Company LLC
      Its General Partner

By:    /s/ W.M. Taylor
      ------------------------------------

Name:      W. M. Taylor
      ------------------------------------

Title:     President
      ------------------------------------

Date:       12/14/01
      ------------------------------------


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                                   EXHIBIT "A"

                           TERMS AND CONDITIONS OF THE
                      GENERATION INTERCONNECTION AGREEMENT

                               ARTICLE 1. DEFINITIONS

      Capitalized terms shall have the meanings as set forth below, except as otherwise specified in the Agreement:

1.1 "Common Switchyard" shall mean a switchyard in which both GIF and TIF facilities are located within a Generator-owned geographical area, which may or may not be enclosed by a common fence.

1.2   "ERCOT" shall mean the Electric Reliability Council of Texas, Inc.

1.3 "ERCOT Requirements" means the ERCOT Operating Guides, ERCOT Generation Interconnection Procedures as well as any other documents adopted by ERCOT relating to the interconnection and operation of generators and transmission systems in ERCOT as amended from time to time, and any successors thereto. Any requirement in the foregoing documents imposed upon generation entities or generation facilities shall become the responsibility of the Generator, and any requirements imposed on transmission providers or transmission facilities shall become the responsibility of the TSP.

1.4 "Generator-Owned Support Facilities" shall mean those Generator-owned facilities located within the Plant and/or GIF which provide essential support to the TSP for the operation of the TIF. These facilities are more specifically described in Exhibit "D" and the Facility Schedule.

1.5 "GIF" shall mean the Generator's interconnection facilities as described in the Facility Schedule.

1.6 "Good Utility Practice" shall have the meaning described in PUCT Rule 25.5(23) or its successor.


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1.7   "Governmental Authority(ies)" shall mean any federal, state, local, or municipal body having jurisdiction over a Party.

1.8 "Plant" shall mean the individual electric generation facility(ies) owned and operated by the Generator, as specified in the Facility Schedule.

1.9 "Point of Interconnection" shall mean the location(s) where the GIF connects to the TIF as negotiated and defined by the Parties and as shown in the Facility Schedule.

1.10  "PUCT" shall mean the Public Utility Commission of Texas.

1.11  "PUCT Rules" shall mean the Substantive Rules of the PUCT.

1.12 "System Protection Equipment" shall mean those facilities located within the TIF and the GIF as described in Section 4.5 and Exhibit "B".

1.13 "TIF" shall mean the TSP's interconnection facilities as described in the Facility Schedule.

1.14  "TSP" shall mean the Transmission Service Provider.

1.15 "TSP-Owned Support Facilities" shall mean those TSP-owned facilities located within the Plant and/or GIF that provide essential support to the TSP for the operation of the TIF and those TSP-owned facilities located within the TIF that provide essential support to the Generator for the operation of the GIF and/or Plant. These facilities are more specifically described in Exhibit "D" and the Facility Schedule.

1.16 "TSP Support Services" shall mean those services provided by the Generator to the TSP to support the operation of the TIF. Such services are described in Exhibit "D" and the Facility Schedule.

1.17 "TSP System" shall mean the electric transmission facilities, including the TIF, and all associated equipment and facilities owned and/or operated by the TSP.

                             ARTICLE 2. TERMINATION

2.1   Termination  Procedures.   This  Agreement  may  be  terminated  in  its
entirety, or with respect to an individual Facility Schedule, if one of the following provisions are met:


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      A.  the Generator provides the TSP with twenty-four (24) months advance written notice;

      B. this Agreement has been superseded by a comparable new Generation Interconnection Agreement;

      C. all of the necessary facilities are in place, in the sole discretion of the TSP, for the TSP to operate the TSP System without the TSP-owned Support Facilities and Generator-Owned Support Facilities upon disconnection of the GIF from the TIF and the Generator has provided the TSP with at least thirty (30) days advance written notice of termination (which notice may be the notice provided for in Part A above);

      D.  mutually agreed to by the Parties; or

      E.  terminated in accordance with Section 8.6.

2.2 Disconnection. Upon termination of this Agreement, or an individual Facility Schedule, the Parties will disconnect the relevant GIF from the TIF.

                          ARTICLE 3. REGULATORY FILINGS

3.1 Filing. The TSP shall file this executed Agreement with the appropriate Governmental Authority, if required. Any portions of this Agreement asserted by the Generator to contain competitively sensitive commercial or financial information shall be filed by the TSP identified as "confidential" under seal stating, for the TSP's showing of good cause, that the Generator asserts such information is confidential information and has requested such filing under seal. If requested by the TSP, the Generator shall provide the TSP, in writing, with the Generator's basis for asserting that the information referred to in this Section 3.1 is competitively sensitive information, and the TSP may disclose such writing to the appropriate Governmental Authority.

3.2 Regulatory Approvals. Unless exempt, the TSP shall timely request ERCOT and all regulatory approvals necessary for it to carry out its responsibilities under this Agreement.


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                       ARTICLE 4. FACILITIES AND EQUIPMENT

 4.1 Ownership of Facilities. The ownership of facilities by each respective Party shall be as provided in the Facility Schedule attached to this Agreement. Such Facility Schedule shall also define the Points of Interconnection at which the facilities of the Parties interconnect.

4.2 Information Exchange. The Parties shall exchange information and mutually agree upon the design and compatibility of the Parties' interconnection facilities. The Parties shall work diligently and in good faith to make any necessary design changes to ensure compatibility of the GIF to the TSP System.

4.3 Equipment Changes. For facilities not described in the Facility Schedule, if either Party makes equipment changes to the Plant, the GIF, the TIF or the TSP System that it knows will affect the operation or performance of the other Party's interconnection facilities, the Parties agree to notify the other Party, in writing, of such changes. Such changes shall be made in accordance with ERCOT Requirements and coordinated between the Parties.

4.4   Metering, Telemetry, and Communications Requirements.

      A. Metering and telemetry of data will be accomplished in accordance with ERCOT Requirements. The specific metering, telemetry, and communications equipment and data to be telemetered are described in the Facility Schedule.

      B. The TSP shall, at its own cost and expense, and in accordance with ERCOT Requirements, furnish, own, operate, inspect, test, and maintain metering and telemetry equipment at the Point of Interconnection, unless otherwise specified in the applicable Facility Schedule. However, the TSP shall provide the Generator with metering and telemetry values in accordance with ERCOT Requirements.

      C. The Generator shall, at its own cost and expense, and in accordance with ERCOT Requirements, furnish, own, operate, inspect, test, and maintain equipment necessary to supply the TSP with the data specified in each Facility Schedule. A minimum set of inputs to the telemetry equipment are specified in


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the Facility Schedule. Additional sets of inputs may be subsequently mutually agreed upon.

      D. The TSP will notify the Generator at least five (5) working days in advance of any planned maintenance, inspection, testing, or calibration of the metering equipment, unless otherwise agreed to in writing. The Generator, or its designated representative, shall have the right to be present for these activities and to receive copies of any documents related to the procedures and results.

      E. The Parties shall ensure the proper functioning of all metering, telemetry, and communications equipment associated with the Point of Interconnection and both Parties' interconnection facilities, and verify the accuracy of data being received by the TSP and the Generator. All tests will be performed consistent with ERCOT Requirements.

      F. The TSP shall, in accordance with Good Utility Practice and ERCOT Requirements, specify communications facilities, including those necessary to transmit data from the metering equipment to the TSP, that are necessary for the effective operation of the Plant and the GIF with the TSP System. Such communication facilities shall be included in the Facility Schedule. The Generator shall make arrangements to procure and bear the cost of such facilities, unless otherwise specified in the applicable Facility Schedule.

      G. Any changes to the meters, telemetry equipment, voltage transformers, current transformers, and associated panels, hardware, conduit, and cable, which will affect the data being received by the other Party must be mutually agreed to by the Parties.

      H. Each Party will promptly advise the other Party if it detects or otherwise learns of any metering, telemetry or communications equipment errors or malfunctions that require the attention and/or correction by the other Party. The Party owning such equipment shall correct such error or malfunction as soon as reasonably feasible in accordance with ERCOT Requirements.


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4.5   System Protection and Other Controls Requirements.

      A. Each Party's facilities shall isolate any fault, or correct or isolate any abnormality, which would negatively affect the other Party's system or other entities connected to the TSP System.

      B. The Generator shall be responsible for protection of its facilities consistent with ERCOT Requirements.

      C. Each Party's protective relay design shall incorporate the necessary test switches to perform the tests required in Section 4.5 F. The required test switches will be placed such that they allow operation of lockout relays while preventing breaker failure schemes from operating and causing unnecessary breaker operations and tripping the Generator's units.

      D. Recording equipment shall be installed to analyze all system disturbances in accordance with ERCOT Requirements.

      E. Each Party will test, operate, and maintain System Protection Equipment in accordance with ERCOT Requirements and Exhibit "B". Each Party will provide reasonable notice to the other Party of any testing of its System Protection Equipment allowing such other Party the opportunity to have representatives present during testing of its System Protection Equipment.

      F. At intervals suggested by Good Utility Practice or at intervals described in the ERCOT Requirements if so defined therein, and following any apparent malfunction of the System Protection Equipment, each Party shall perform both calibration and functional trip tests of its System Protection Equipment. These tests do not require the tripping of any in-service generation unit. These tests do, however, require that all protective relays and lockout contacts be activated.

4.6 No Annexation. Any and all equipment placed on the premises of a Party shall be and remain the property of the Party providing such equipment regardless of the mode and manner of annexation or attachment to real property, unless otherwise mutually agreed by the Parties.


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                      ARTICLE 5. OPERATION AND MAINTENANCE

5.1 Operation and Maintenance of Interconnection Facilities. The Parties agree to operate and maintain their systems in accordance with Good Utility Practice, the National Electrical Safety Code, the ERCOT Requirements, the PUCT Rules, and all applicable laws and regulations. Subject to any necessary ERCOT approval, each Party shall provide necessary equipment outages to allow the other Party to perform periodic maintenance, repair, or replacement of its facilities. Such outages shall be scheduled at mutually agreeable times, unless conditions exist which a Party believes, in accordance with Good Utility Practice, may endanger persons or property. No changes will be made in the normal operation of the Point of Interconnection without the mutual agreement of the Parties except as otherwise provided herein. All testing of the Plant, the GIF, or the TIF that affects the operation of the Point of Interconnection shall be coordinated between the TSP and the Generator and will be conducted in accordance with ERCOT Requirements.

5.2 Land Rights and Easements. Terms and conditions addressing the rights of the TSP and the Generator regarding any facilities located on the other Party's property shall be addressed in a separate, duly executed and recorded easement agreement between the Parties. The Parties will mutually agree upon procedures to govern access to each other's property as necessary for the Parties to fulfill their obligations hereunder.

5.3 Service Interruption. The Parties recognize that the interruption of service provisions of the PUCT Rules give the TSP the right to disconnect the TSP System from a Plant under the conditions specified therein. The Generator will promptly disconnect a Plant from the TSP System when required by and in accordance with the PUCT Rules and ERCOT Requirements.

5.4   Switching and Clearance.

      A. Any switching or clearances needed on the TIF or the GIF will be done in accordance with ERCOT Requirements.


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      B. Any switching and clearance procedure necessary to comply with Good
Utility Practice or ERCOT Requirements that may have specific application to a Plant shall be addressed in the applicable Facility Schedule.

 5.5 Start-Up and Synchronization. Consistent with ERCOT Requirements and the Parties' mutually acceptable procedure, the Generator is responsible for the proper synchronization of each Plant to the TSP System.

 5.6 Routine Operational Communications. On a timely basis, the Parties shall exchange all information necessary to comply with ERCOT Requirements.

5.7 Blackstart Operations. If a Plant is capable of blackstart operations, the Generator will coordinate individual Plant start-up procedures consistent with ERCOT Requirements. Any blackstart operations shall be conducted in accordance with the blackstart criteria included in the ERCOT Requirements and the TSP Blackstart Plan on file with ERCOT. Notwithstanding this section, the Generator is not required to have blackstart capability by virtue of this Agreement. If the Generator will have blackstart capability, then the Generator shall provide and maintain an emergency communication system that will interface with the TSP during a blackstart condition.

 5.8 Power System Stabilizers. The Generator shall procure, install, maintain, and operate power system stabilizers if required to meet ERCOT Requirements and as described in the Facility Schedule.

                          ARTICLE 6. DATA REQUIREMENTS

6.1 Data Acquisition. The acquisition of data to realistically simulate the electrical behavior of system components is a fundamental requirement for the development of a reliable interconnected transmission system. Therefore, the TSP and the Generator shall be required to submit specific information regarding the electrical characteristics of their respective facilities to each other as described below in accordance with ERCOT Requirements.


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 6.2  Data Submission by TSP. Upon request, the TSP shall provide transmission system data necessary to allow the Generator to meet any system protection and stability requirements within a reasonable period of time.

 6.3 Data Submission by Generator. Upon request, the Generator shall provide Plant data to the TSP within a reasonable period of time, including a completed copy of the following forms contained in ERCOT's Generation Interconnection
Procedure: (1) Plant Description/Data and (2) Generation Stability Data. Upon the Generator's request, the TSP shall supply the Generator with any data for the Generator's Plant(s) in the possession of the TSP, and the Generator shall review, revise, and supplement such data as necessary to accurately model the Generator's Plant(s) in electrical studies, and shall provide such revisions and supplements to the TSP and ERCOT. Data submissions shall be "as-built" data or "as-tested" performance data. Data submitted for stability models shall be compatible with the ERCOT standard models. If there is no compatible model, the Generator will work with an ERCOT designated consultant to develop and supply a standard model and associated data. Data submissions by the Generator shall be made to both the TSP and ERCOT.

6.4 Data Supplementation. The Generator shall provide the TSP and ERCOT any data changes due to equipment replacement, repair, or adjustment. The TSP shall provide the Generator any data changes due to equipment replacement, repair, or adjustment in the directly connected substation or any adjacent TSP-owned substation that may affect the GIF equipment ratings, protection, or operating requirements. The Parties shall provide such data no later than thirty (30) days after the date of the actual change in equipment characteristics. Also, the Parties shall provide to each other a copy of any additional data later required by ERCOT concerning these facilities.

 6.5 Data Exchange. Each Party shall furnish to the other Party real-time and forecasted data as required by ERCOT Requirements. The Parties will cooperate with one another in the analysis of disturbances to either the Plant or the TSP System by gathering and providing access to any information relating to any


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disturbance, including information from oscillography, protective relay targets, breaker operations, and sequence of events records.

                                ARTICLE 7. INSURANCE

7.1 Each Party shall, at its own expense, maintain in force throughout the period of this Agreement and until released by the other Party the following minimum insurance coverages, with insurers authorized to do business in Texas:

      A. Employers Liability and Worker's Compensation Insurance providing statutory benefits in accordance with the laws and regulations of the State of Texas. The minimum limits for the Employer's Liability insurance shall be One Million Dollars ($1,000,000) each accident bodily injury by accident, One Million Dollars ($1,000,000) each employee bodily injury by disease, and One Million Dollars ($1,000,000) policy limit bodily injury by disease.

      B. Commercial General Liability Insurance including premises and operations, personal injury, broad form property damage, broad form blanket contractual liability coverage (including coverage for the contractual indemnification) products and completed operations coverage, coverage for explosion, collapse and underground hazards, independent contractors coverage, coverage for pollution to the extent normally available and punitive damages to the extent normally available, and a cross liability endorsement, with minimum limits of One Million Dollars ($1,000,000) per occurrence/One Million Dollars ($1,000,000) aggregate combined single limit for personal injury, bodily injury, including death and property damage.

      C. Comprehensive Automobile Liability Insurance for coverage of owned, non-owned, and hired vehicles, trailers or semi-trailers designed for travel on public roads, with a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence for bodily injury, including death, and property damage.

      D. Excess Public Liability Insurance over and above the Employer's Liability, Commercial General Liability, and Comprehensive Automobile Liability Insurance coverage, with a minimum combined single limit of Twenty Million


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Dollars ($20,000,000) per occurrence/Twenty Million Dollars ($20,000,000)
aggregate.

      E. The Commercial General Liability Insurance, Comprehensive Automobile Liability Insurance, and Excess Public Liability Insurance polices shall name the other Party, its parent, associated and affiliated companies, and their respective directors, officers, agents, servants, and employees ("Other Party Group") as additional insured. All policies shall contain provisions whereby the insurers waive all rights of subrogation in accordance with the provisions of this Agreement against the Other Party Group and provide thirty (30) days advance written notice to Other Party Group prior to anniversary date of cancellation or any material change in coverage or condition.

      F. The Commercial General Liability Insurance, Comprehensive Automobile Liability Insurance, and Excess Public Liability Insurance policies shall contain provisions that specify that the policies are primary and shall apply to such extent without consideration for other policies separately carried and shall state that each insured is provided coverage as though a separate policy had been issued to each, except the insurer's liability shall not be increased beyond the amount for which the insurer would have been liable had only one insured been covered. Each Party shall be responsible for its respective deductibles or retentions.

      G. The Commercial General Liability Insurance, Comprehensive Automobile Liability Insurance, and Excess Public Liability Insurance policies, if written on a Claims First Made basis, shall be maintained in full force and effect for two (2) years after termination of this Agreement, which coverage may be in the form of tail coverage or extended reporting period coverage if agreed by the Parties.

      H. The requirements contained herein as to the types and limits of all insurance to be maintained by the Parties are not intended to and shall not in any manner, limit or qualify the liabilities and obligations assumed by the Parties under this Agreement.


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      I. Within ten (10) days following execution of this Agreement, and as soon as practicable after the end of each fiscal year or at the renewal of the insurance policy and in any event within ninety (90) days thereafter, each Party shall provide certification of all insurance required in this Agreement, executed by each insurer or by an authorized representative of each insurer.

      J. Notwithstanding the foregoing, each Party may self-insure to the extent it maintains a self-insurance program; provided that, such Party's senior secured debt is rated at investment grade, or better, by Standard & Poor's. For any period of time that a Party's senior secured debt is unrated by Standard & Poor's or is rated at less than investment grade by Standard & Poor's, such Party shall comply with the insurance requirements applicable to it under Sections 7.1.A through 7.1.I. In the event that a Party is permitted to self-insure pursuant to this Section 7.1.J, it shall not be required to comply with the insurance requirements applicable to it under Sections 7.1.A through 7.1.I.

      K. The Parties agree to report to each other in writing as soon as practical all accidents or occurrences resulting in injuries to any person, including death, and any property damage arising out of this Agreement.

                            ARTICLE 8. MISCELLANEOUS

8.1   Governing Law and Applicable Tariffs.

      A. THIS AGREEMENT FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING CONFLICTS OF LAW PRINCIPLES THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION. THE PARTIES SUBMIT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF TEXAS.

      B. This Agreement is subject to all valid, applicable rules, regulations, and orders of, and tariffs approved by, duly constituted Governmental Authorities.


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      C. Each Party expressly reserves the right to seek changes in, appeal, or otherwise contest any laws, orders, rules, or regulations of a Governmental Authority.

8.2 No Other Services. This Agreement is applicable only to the interconnec-tion of the Plant to the TSP System at the Point of Interconnection and does not obligate either Party to provide, or entitle either Party to receive, any service not expressly provided for herein. Each Party is responsible for making the arrangements necessary for it to receive any other service that it may desire from the other Party or any third party. This Agreement does not address the sale or purchase of any electric energy, transmission service, or ancillary services by either Party.

 8.3 Entire Agreement. This Agreement, including all Exhibits, Attachments, and Schedules attached hereto, constitutes the entire agreement between the Parties with reference to the subject matter hereof, and supersedes all prior and contemporaneous understandings or agreements, oral or written, between the Parties with respect to the subject matter of this Agreement. There are no other agreements, representations, warranties, or covenants that constitute any part of the consideration for, or any condition to, either Party's compliance with its obligations under this Agreement.

8.4 Notices. Except as otherwise provided in Exhibit "C", any formal notice, demand or request provided for in this Agreement shall be in writing and shall be deemed properly served, given or made if delivered in person, or sent by either registered or certified mail, postage prepaid, overnight mail or fax to the address or number identified on Exhibit "C" attached to this Agreement. Either Party may change the notice information on Exhibit "C" by giving five (5) business days written notice prior to the effective date of the change.

8.5   Force Majeure.

      A. The term "Force Majeure" as used herein shall mean any cause beyond the reasonable control of the Party claiming Force Majeure, and without the fault or negligence of such Party, which materially prevents or impairs the performance of such Party's obligations hereunder, including but not limited to, storm, flood, lightning, earthquake, fire, explosion, failure or imminent threat of


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failure of facilities, civil disturbance, strike or other labor disturbance, sabotage, war, national emergency, or restraint by any Governmental Authority.

      B. Neither Party shall be considered to be in Default (as hereinafter defined) with respect to any obligation hereunder other than the obligation to pay money when due, if prevented from fulfilling such obligation by Force Majeure. A Party unable to fulfill any obligation hereunder (other than an obligation to pay money when due) by reason of Force Majeure shall give notice and the full particulars of such Force Majeure to the other Party in writing or by telephone as soon as reasonably possible after the occurrence of the cause relied upon. Telephone notices given pursuant to this Section shall be confirmed in writing as soon as reasonably possible and shall specifically state full particulars of the Force Majeure, the time and date when the Force Majeure occurred and when the Force Majeure is reasonably expected to cease. The Party affected shall exercise due diligence to remove such disability with reasonable dispatch, but shall not be required to accede or agree to any provision not satisfactory to it in order to settle and terminate a strike or other labor disturbance.

8.6   Default.

      A. The term "Default" shall mean the failure of either Party to perform any obligation in the time or manner provided in this Agreement. No Default shall exist where such failure to discharge an obligation (other than the payment of money) is the result of Force Majeure as defined in this Agreement or the result of an act or omission of the other Party. Upon a Default, the non-defaulting Party shall give written notice of such Default to the defaulting Party. Except as provided in Section 8.6 B, the defaulting Party shall have thirty (30) days from receipt of the Default notice within which to cure such Default; provided however, if such Default is not capable of cure within thirty
(30) days, the defaulting Party shall commence such cure within thirty (30) days after notice and continuously and diligently complete such cure within ninety
(90) days from receipt of the Default notice; and, if cured within such time, the Default specified in such notice shall cease to exist.


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      B. If a Default is not cured as provided in this Section, or if a
Default is not capable of being cured within the period provided for herein, the non-defaulting Party shall have the right to terminate this Agreement by written notice at any time until cure occurs, and be relieved of any further obligation hereunder and, whether or not that Party terminates this Agreement, to recover from the defaulting Party all amounts due hereunder, plus all other damages and remedies to which it is entitled at law or in equity. The provisions of this Section will survive termination of this Agreement.

8.7 Intrastate Operation. The operation of the Plant by Generator shall not cause there to be a synchronous or an asynchronous interconnection between ERCOT and any other transmission facilities operated outside of ERCOT unless ordered by the Federal Energy Regulatory Commission under Section 210 of the Federal Power Act. The Parties recognize and agree that any such interconnection will constitute an adverse condition giving the TSP the right to immediately disconnect the TIF from the GIF, until such interconnection has been disconnected. The Generator will not be prohibited by this Section from interconnecting the Plant with facilities operated by the Comision Federal de Electricidad of Mexico, unless such interconnection would cause ERCOT utilities that are not "public utilities" under the Federal Power Act to become subject to the plenary jurisdiction of the Federal Energy Regulatory Commission.

8.8 No Third Party Beneficiaries. This Agreement is not intended to and does not create rights, remedies, or benefits of any character whatsoever in favor of any persons, corporations, associations, or entities other than the Parties, and the obligations herein assumed are solely for the use and benefit of the Parties, their successors in interest and, where permitted, their assigns.

8.9 No Waiver. The failure of a Party to this Agreement to insist, on any occasion, upon strict performance of any provision of this Agreement will not be considered a waiver of obligations, rights, or duties imposed upon the Parties. Termination or Default of this Agreement for any reason by the Generator shall not constitute a waiver of the Generator's legal rights to obtain an interconnection from the TSP under a new interconnection agreement.

8.10 Headings. The descriptive headings of the various articles and sections of this Agreement have been inserted for convenience of reference only and are of no significance in the interpretation or construction of this Agreement.

8.11 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all constitute one and the same instrument.

8.12 Amendment. This Agreement may be amended only upon mutual agreement of the Parties, which amendment will not be effective until reduced to writing and executed by the Parties.

8.13 No Partnership. This Agreement shall not be interpreted or construed to create an association, joint venture, agency relationship, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

8.14 Further Assurances. The Parties agree to (i) furnish upon request to each other such further information, (ii) execute and deliver to each other such other documents, and (iii) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. Without limiting the generality of the foregoing, the TSP shall, at the Generator's expense, when reasonably requested to do so by the Generator at any time after the execution of this Agreement, prepare and provide such information in connection with this Agreement (including, if available, resolutions, certificates, opinions of counsel or other documents relating to the TSP's corporate authorization to enter into this Agreement and to undertake the obligations set out herein) as may be reasonably required by any potential lender to the Generator under a proposed loan agreement. The TSP will use commercially reasonable efforts to obtain any opinion of counsel reasonably requested by Generator, but the TSP shall not be in Default of any obligation under this Agreement if the TSP is unable to provide an opinion of counsel that will satisfy any potential lender to the Generator. Specifically, upon the written request of one Party, the other

Party shall provide the requesting Party with a letter stating whether or not, up to the date of the letter, that Party is satisfied with the performance of the requesting Party under this Agreement.

8.15 Indemnification and Liability. The indemnification and liability provisions of the PUCT Rule 25.202(b)(2) or its successor shall govern this Agreement.

8.16 Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER ANY PROVISION OF THIS AGREEMENT FOR ANY LOSSES, DAMAGES, COSTS OR EXPENSES FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFIT OR REVENUE, LOSS OF THE USE OF EQUIPMENT, COST OF CAPITAL, COST OF TEMPORARY EQUIPMENT OR SERVICES, WHETHER BASED IN WHOLE OR IN
PART IN CONTRACT, IN TORT, INCLUDING NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER THEORY OF LIABILITY; PROVIDED, HOWEVER, THAT DAMAGES FOR WHICH A PARTY MAY BE LIABLE TO THE OTHER PARTY UNDER ANOTHER AGREEMENT WILL NOT BE CONSIDERED TO BE SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES HEREUNDER.

8.17 Assignment. This Agreement may be assigned by either Party only with the written consent of the other; provided that either Party may assign this Agreement without the consent of the other Party to any affiliate of the assigning Party with an equal or greater credit rating and with the legal authority and operational ability to satisfy the obligations of the assigning Party under this Agreement. Any attempted assignment that violates this Section is void and ineffective. Any assignment under this Agreement shall not relieve a Party of its obligations, nor shall a Party's obligations be enlarged, in whole or in part, by reason thereof. Where required, consent to assignment will not be unreasonably withheld, conditioned, or delayed.

8.18 Severability. If any provision in this Agreement is finally determined to be invalid, void, or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Agreement.

8.19 Comparability. The Parties will comply with all applicable comparability and code of conduct laws, rules, and regulations, as amended from time to time.

8.20 Invoicing and Payment. Unless the Parties otherwise agree, invoicing and payment rights and obligations under this Agreement shall be governed by PUCT Rules or applicable Governmental Authority. Invoices shall be rendered to the paying Party at the address specified on, and payments shall be made in accordance with the requirements of, Exhibit "C".

8.21  Confidentiality.

      A. Subject to the exception in Section 8.21.B, any information that a Party claims is competitively sensitive, commercial or financial information under this Agreement ("Confidential Information") shall not be disclosed by the other Party to any person not employed or retained by the other Party, except to the extent disclosure is (i) required by law; (ii) reasonably deemed by the disclosing Party to be required to be disclosed in connection with a dispute between or among the Parties, or the defense of litigation or dispute; (iii) otherwise permitted by consent of the other Party, such consent not to be unreasonably withheld; or (iv) necessary to fulfill its obligations under this Agreement or as a transmission service provider including disclosing the Confidential Information to ERCOT. The Party asserting confidentiality shall notify the other Party in writing of the information it claims is confidential. Prior to any disclosures of the other Party's Confidential Information under this subsection, or if any third party or Governmental Authority makes any request or demand for any of the information described in this subsection, the disclosing Party agrees to promptly notify the other Party in writing and agrees to assert confidentiality and cooperate with the other Party in seeking to protect the Confidential Information from public disclosure by confidentiality agreement, protective order or other reasonable measures.

      B. This provision shall not apply to any information that was or is hereafter in the public domain (except as a result of a breach of this provision).

                                   EXHIBIT "B"

                         SYSTEM PROTECTION REQUIREMENTS

      System Protection Equipment shall consist of such control and protective devices installed, tested, and maintained by the Parties in accordance with the applicable ERCOT Requirements, NERC standards, and regulations of a Governmental Authority, including but not limited to, protective relaying systems and circuit breakers, as are necessary to protect personnel and equipment and to minimize deleterious effects to the GIF, the TSP System, and other entities connected to the TSP System.

      The TSP shall determine any changes to requirements for protection of the Point of Interconnection and the zone of protection around the Point of Interconnection and shall specify and implement the System Protection Equipment necessary to meet such requirements. The Generator shall have the right to review and comment on the necessary protection requirements and the TSP shall consider the Generator's comments when determining such requirements. Upon the TSP's determination of such requirements, the Generator shall, at its expense, provide corrections or additions to its System Protection Equipment in accordance with such determination. Prior to the Generator modifying any System Protection Equipment involving the Point of Interconnection, the Generator shall submit the proposed changes to the TSP for review and approval. The TSP's review and approval shall be for the limited purpose of determining whether such proposed changes are compatible with the TSP System. The TSP shall coordinate the relay system protection between the GIF and the TSP System.

      If the GIF operate to facilitate the interconnection of any of the Plant facilities to the Southwest Power Pool (or any other regional transmission organization other than ERCOT), the Generator will utilize open circuit breakers and air-break switches (which provide visible open indication) as a means of isolating such Plant facilities from ERCOT.

      The Generator will design, construct, and operate its electrical facilities such that all Plant auxiliary power sources for each generating unit will come from the same regional transmission organization as the generating unit's output is connected.

      Plant specific system protection requirements are set forth in the Facility Schedule where appropriate.

                                   EXHIBIT "C"

     NOTICE AND EFT INFORMATION OF THE GENERATION INTERCONNECTION AGREEMENT

(a) All notices of an operational nature shall be in writing and/or may be sent between the Parties via electronic means including facsimile as follows:

If to Transmission Service Provider:            If to Generator:

TXU Electric Delivery Company                   TXU Generation Company LP
Attn: Transmission Grid Shift Supervisor        Attn: CPSES Shift Manager
2233 B Mountain Creek Parkway                   P.O. Box 1002
Dallas, TX 75211                                Glen Rose, TX 76043
Operational/Confirmation Fax:                   Operational/Confirmation Fax:
(214) 273-6884                                  254-897-5994
24 Hour Telephone: (214) 743-6897               24 Hour Telephone: (254)897-5450
E-mail:   N/A                                   E-mail: N/A

(b)     Notices of an administrative nature:

If to Transmission Service Provider:            If to Generator:

TXU Electric Delivery Company                   TXU Generation Company LP
Attn: Jeff Herring                              Attn: Jeffrey J. LaMarca
1601 Bryan Street                               P.O. Box 1002
Dallas, Texas 75201-3411                        Glen Rose, TX 76043
Fax: (214) 812-2788                             Fax: (254) 897-0972
Phone: 214-812-8613                             Phone: (254) 897-6688
E-mail: jherring@txu.com                        E-mail: jlamarc1@txu.com

(c)     Notice for statement and billing purposes:

If to Transmission Service Provider:            If to Generator:

TXU Electric Delivery Company                   TXU Generation Company LP
Attn: Jeff Herring                              Attn:  Mark Mangum
1601 Bryan Street                               P.O. Box 1002
Dallas, Texas 75201-3411                        Glen Rose, TX 76043
Phone: 214-812-8613                             Phone: 254-897-6046
E-mail: jherring@txu.com                        E-mail: mmangum1@txu.com

(d)     Information concerning Electronic Funds Transfers:

If to Transmission Service Provider:            If to Generator:

Bank Name: N/A                                  Bank Name: N/A
Address: N/A                                    Address: N/A
ABA No. N/A                                     ABA No. N/A
For credit to: N/A                              For credit to: N/A
Account No. N/A                                 Account No. N/A

                                   EXHIBIT "D"
                        SUPPLEMENTAL TERMS AND CONDITIONS

A.    OWNERSHIP

      1. Ownership and change of ownership of facilities at points where Generator-Owned Support Facilities interconnect with TSP-Owned Support Facilities shall be in accordance with the provisions of this Section A, unless otherwise specified in the Facility Schedule.

      2. Control/Relaying Panels - Ownership changes where one Party's wires connect to a control/relaying panel owned by the other Party or where one Party's equipment mounts on a control/relaying panel owned by the other Party.

      3. Annunciator Panels - Unless otherwise specified in the Facility Schedule, the following will govern with respect to Annunciator Panels:

      (i) The Generator owns annunciator panels located within the confines of the Plant control room/building. The Generator owns the wiring connecting Generator-owned annunciator panels to the TSP System.

      (ii) The TSP owns annunciator panels located within the confines of the Common Switchyard. The Generator owns the wiring connecting TSP-owned annunciator panels to Generator-owned equipment.

      4.  Remote Terminal Units ("RTU")

      (i) For all connections made between a Generator-owned RTU and the TSP System, the Generator owns the wiring from the TSP System to the point where it connects to the Generator-owned RTU.

      (ii) For all connections made between a TSP-owned RTU and Generator-owned equipment, the Generator owns the wiring from the Generator-owned equipment to the point where it connects to the TSP-owned RTU.

      5.  ERCOT Polled Settlement Metering Equipment ("EPS Metering Equipment")
- The TSP owns all EPS Metering Equipment, unless otherwise specified in the Facility Schedule. The Generator will own any wiring connecting Generator-owned equipment to the EPS Metering Equipment.

      6.  Digital Fault Recorders ("DFR")

      (i) For all connections made between a Generator-owned DFR and TSP System, the Generator owns the wiring from the TSP System to the point where it connects to the Generator-owned DFR.

      (ii) For all connections made between a TSP-owned DFR and Generator-owned equipment, the Generator owns the wiring from the Generator-owned equipment to the point where it connects to the TSP-owned DFR.

      7. Common Switchyard/Plant Interface Wiring - The Generator owns all control, relay, and data circuits installed between the Common Switchyard and the Plant.

      8. Grounding Grids - The TSP owns the Common Switchyard grounding grid. The Generator owns the Plant grounding grid. The Generator owns all wiring and connections (1) between the Common Switchyard grounding grid and the Plant grounding grid and (2) from Generator-owned equipment to the Common Switchyard grounding grid.

B.    COMMON SWITCHYARD

      1. To ensure that federal licensing requirements are recognized and supported by ERCOT and the TSP, the ERCOT Operating Guides provide that the ERCOT control area authority and the TSP shall uphold a generating facility's federal licensing requirements. In that the Plant is a Nuclear Power Plant under the review and regulations of the Nuclear Regulatory Commission, the Parties agree that all TSP activities within the Common Switchyard, including access to the Common Switchyard, and certain responsibilities related to operating, maintaining, repairing, modifying, replacing, removing, relocating, inspecting, or testing TSP's Common Switchyard facilities shall be carried out in compliance with the Comanche Peak Steam Electric Station - Station Administration Manual Switchyard Control Procedure No. STA-629, as the same may be revised from time to time ("STA-629"), the applicable easements, and this Agreement. The Parties acknowledge and agree that STA-629 shall include TSP's right to use ancillary facilities and resources, including reasonable use of Plant parking spaces, bathrooms, and water. STA-629 shall be the most current revision of STA-629 which has been mutually agreed to by the TSP and Generator. The Parties shall review STA-629 each calendar year for the purpose of making any necessary revisions.

      2. The Generator shall reasonably cooperate with and support the TSP in its performance of the activities referenced in Section B(1) above. The TSP may, in its discretion, use third party contractors and subcontractors to perform all or part of such activities.

      3. Grounds - The TSP will maintain all Common Switchyard grounds in neat condition, including gravel, and pest and weed control.

      4. Grounding Grid - The integrity of all wiring and connections to the Common Switchyard grounding grid from the Plant grounding grid and from all Generator-owned equipment located in Common Switchyard will be the responsibility of the Generator. If the Generator proposes to make grounding design changes or additions, the Generator shall provide written documentation and design drawings to the TSP for approval. The TSP shall review the Generator's documentation and (i) approve the proposed changes or (ii) provide comments to the Generator on such changes within thirty (30) days of receipt. For work activities in the Common Switchyard that will require digging in areas in which the grounding grid exists and which is utilized by both Parties, the Party responsible for the work activity will be responsible for maintaining the integrity of the grounding grid. For any major additions, the Party responsible for the addition will ensure that the design requirements of the grounding grid are met.

C.    TSP-OWNED SUPPORT FACILITIES

      1. Non-Interference By the TSP - In connection with the TSP's use of the TSP-Owned Support Facilities, TSP shall make reasonable efforts to minimize interference with the Generator's operation of the Plant facilities.

      2. Non-Interference by the Generator - The Generator shall not use the TSP-Owned Support Facilities or undertake any activities on or pertaining to or which may otherwise impact, the TSP-Owned Support Facilities, which may materially impair, or otherwise interfere with, the TSP's use of the TSP-Owned Support Facilities. The Generator shall not permit any third parties (including its contractors or agents) to use the TSP-Owned Support Facilities, or undertake any activities on or pertaining to the TSP-Owned Support Facilities, without the prior consent of the TSP. Except to the limited extent expressly permitted in this Agreement, the Generator shall not deny TSP personnel, or its contractors, access to the TSP-Owned Support Facilities.

      3. Costs and Expenses - The TSP hereby agrees that the Generator shall not be obligated to pay TSP any fees or charges, and TSP shall not impose or attempt to seek payment of any fees or charges, for or relating to the Generator's use of the TSP-Owned Support Facilities.

D.    TSP SUPPORT SERVICES

      1. Provision and Cost - During the term of this Agreement, the Generator shall, at no cost to the TSP, provide the following TSP Support Services:

      (i) The Generator will, upon request of the TSP, operate TIF breakers via control handles located in the Plant control room.

      (ii) The Generator will observe all Generator-Owned Support Facilities in the control room that provide indication, status, or alarms regarding TIF facilities and will notify the TSP, as soon as reasonably possible, of any abnormal condition of any TIF detected by such observation.

      (iii) The Generator will notify the TSP, as soon as reasonably possible, of any abnormal condition of any TIF or any abnormal situation affecting any TIF which it detects during its normal patrol of the GIF in the Common Switchyard or which it otherwise becomes aware of.

      2. Termination / Addition of TSP Support Services - The TSP may terminate, in whole or in part, any TSP Support Services at any time by providing written notice of such termination to the Generator. The notice of termination will specify the effective date of any such termination, and the TSP Support Service(s) or any part thereof to be terminated. New TSP Support Services may be added to this Agreement by mutual agreement of the Parties.

E.    GENERATOR-OWNED SUPPORT FACILITIES

      1. Provision - The Generator will furnish electricity to the TSP at no cost for use by the TSP as specified in the Facility Schedule, in connection with its activities on the land or within those facilities included within the easements executed between the TSP and the Generator in connection with the Plant. The Parties further acknowledge and agree that: (i) such electricity will be furnished to the TSP solely in its capacity as a tenant of the Generator as an incident of tenancy; and (ii) the TSP and its contractors or agents will not knowingly permit such electricity to be resold to or used by others.

      2. Modification - The Generator will notify the TSP immediately in writing if the Generator obtains information that gives it good cause to believe that any provision of Section E of Exhibit "D" will materially adversely affect the Generator's (i) ability to retain its Exempt Wholesale Generator status; or
(ii) compliance with any Texas or federal statutory or regulatory requirements governing the Generator. The Generator's notice will include a detailed explanation of the reasons for the Generator's concerns. The Parties agree to take such actions as may reasonably be required of each of them to avoid such a result, while at the same time retaining for each Party to the fullest extent possible, the benefits of its rights under this Agreement.

      3. Non-Interference By the Generator - In connection with the Generator's use of the Generator-Owned Support Facilities, Generator shall make reasonable efforts to minimize interference with the TSP's operation of the TIF.

      4. Non-Interference by the TSP - The TSP shall not use the Generator-Owned Support Facilities or undertake any activities on or pertaining to or which may otherwise impact, the Generator-Owned Support Facilities, which may materially impair, or otherwise interfere with, the Generator's use of the Generator-Owned Support Facilities. The TSP shall not permit any third parties (including its contractors or agents) to use the Generator-Owned Support Facilities, or undertake any activities on or pertaining to the Generator-Owned Support Facilities, without the prior consent of the Generator.

      5. Costs and Expenses - The Generator hereby agrees that the TSP shall not be obligated to pay Generator any fees or charges, and Generator shall not impose or attempt to seek payment of any fees or charges, for or relating to the TSP's use of the Generator-Owned Support Facilities.

F.    CONDEMNATION

      Should any portions of the Generator's real property that include any TSP-Owned Support Facilities and/or Generator-Owned Support Facilities be appropriated or acquired by any governmental agency or other party having the power of eminent domain for public purpose or use, then those TSP-Owned Support Facilities and/or Generator-Owned Support Facilities not condemned, appropriated, or acquired by such agency or other party shall, at the TSP's option, be removed from the condemned or appropriated portion of the Plant and GIF, at the TSP's cost, unless the TSP negotiates a separate arrangement with the appropriate agency or other party. The Generator shall not interfere with the TSP's right to negotiate with the condemning authority or government agency or other party. Further, to the extent that all or any portion of the Generator's real property that contain any TSP-Owned Support Facilities and/or Generator-Owned Support Facilities become the subject of a condemnation proceeding, the Parties shall, at the TSP's request, pursue their best efforts to sever the TSP's interest in the TSP-Owned Support Facilities and Generator-Owned Support Facilities, and to have any condemnation awards specifically allocated between the respective rights and interest of the TSP and the Generator. The Generator shall immediately notify the TSP of any condemnation action or proceeding which may be filed pertaining to the Plant and/or GIF. The Generator shall also notify the TSP of any such threatened condemnation and agrees not to sell the Plant or GIF, or any portions thereof, to such acquiring agency or other party, in lieu of condemnation, without providing written notice to the TSP, at least ninety (90) days prior to the proposed sale.

G.    ABANDONMENT

      1. Notice - In the event the Generator proposes to abandon all or a portion of any of the Plant and/or GIF containing any TSP-Owned Support Facilities and/or Generator-Owned Support Facilities, the Generator shall give the TSP prior written notice, at least ninety (90) days before such proposed abandonment, and provide the TSP an opportunity to purchase such abandoned facilities or portions thereof (subject to any applicable statutory or regulatory priorities) upon or within which such TSP-Owned Support Facilities and/or Generator-Owned Support Facilities are located, such purchase to be at and for a price and upon terms as may be then agreed to between the Parties, provided, however, neither such notice nor such abandonment will relieve Generator of its obligations under this Agreement should TSP elect not to purchase such facilities. The TSP shall have a period of thirty (30) days from the date of delivery of such notice within which to notify the Generator that it intends to negotiate with the Generator in respect of its rights to purchase such portions of the Plant and/or GIF. In the event that the TSP gives such notice, the Parties shall promptly proceed to negotiate in good faith with respect to TSP's prospective purchase of such portions of the Plant and/or GIF. The Generator shall not proceed with or consummate its proposed abandonment for a period of sixty (60) days from its receipt of that notice, unless the TSP gives the Generator written notice indicating that the TSP no longer wishes to negotiate for the purpose of purchasing such portions of the Plant and/or GIF.

      2. Rights of the TSP - In the event of any sale of all or a portion of the Plant and/or GIF to another entity, such sale shall be subject to the rights of the TSP under this Agreement, with regard to access to and use of the TSP-Owned Support Facilities and Generator-Owned Support Facilities. Any deed or other instrument of conveyance pertaining to TSP-Owned Support Facilities and/or Generator-Owned Support Facilities from the Generator to another purchasing entity must reference the TSP's rights under this Agreement, and its related rights pursuant to the applicable easement agreements, and clearly indicate that the TSP's easement rights, as provided for in the applicable easement agreements, run with the transferred portion of the Plant and/or GIF, and all related improvements or real property.

H.    LIENS

      1. Discharge and Release - In the event that any portion of the TSP-Owned Support Facilities and/or Generator-Owned Support Facilities becomes subject to any mechanics', artisans' or materialmen's lien, or other encumbrance chargeable to or through the Generator, the Generator shall promptly cause such lien or encumbrance to be discharged and released of record, without cost to the TSP, and shall indemnify the TSP against all costs and expenses (including reasonable attorney's fees) reasonably incurred in discharging and releasing such lien or encumbrance; provided, that if any such lien or encumbrance is not so discharged and released after prior written notice by the TSP to the Generator, and the Generator fails to reasonably obtain such release or discharge, then the TSP may pay for or secure the release or discharge thereof at the expense of the Generator.

      2. Exclusion of Facilities - In the event the Generator grants a lien on the Plant and/or GIF, the Generator agrees that such lien shall not include the TSP-Owned Support Facilities or Generator-Owned Support Facilities or, in the event that any mortgage granted by the Generator must grant a lien on the TSP-Owned Support Facilities and/or Generator-Owned Support Facilities under law in order to grant a lien on the Plant and/or GIF, the Generator agrees that prior to execution of any such mortgage the Generator shall cause the Generator's mortgagee(s) to execute and deliver an agreement with the TSP to reconvey the TSP-Owned Support Facilities to the TSP and to subordinate its lien or encumbrance on the TSP-Owned Support Facilities and Generator-Owned Support Facilities to the rights of the TSP. All rights of the TSP to use the TSP-Owned Support Facilities and Generator-Owned Support Facilities as described in this Agreement shall be senior to any lien or encumbrance created by the Generator.

I.    DISCONTINUED USE

      The TSP may upon reasonable notice to the Generator, and in the TSP's sole discretion, discontinue the TSP's use of any designated TSP-Owned Support Facilities or Generator-Owned Support Facilities. Upon giving such notice, the

TSP shall reasonably cooperate with the Generator for purposes of implementing any measures that may be necessary to prevent the discontinued use of such TSP-Owned Support Facilities or Generator-Owned Support Facilities from becoming a safety hazard to the Generator's personnel working at the Plant and GIF. In the event the TSP desires to install its own facilities to deliver AC power to the TSP Support Facilities, which previously derived AC power from Generator-Owned Support Facilities, the Generator will allow the TSP to install such facilities in accordance with the easement agreements referenced in Section
5.2 of "Exhibit A" of this Agreement. The TSP shall have no other obligation with respect to the discontinued use of such facilities, including, without limitation, as pertains to their maintenance, repair, appearance, removal, or alteration.

J.    LABOR AGREEMENTS

      The TSP and the Generator shall cooperate and coordinate their activities in an effort to ensure that activities performed by either of the Parties pursuant to this Exhibit "D" do not conflict with, and are not inconsistent with, the duties and obligations of the Generator under the Generator's present or future labor agreements. In the event, however, that any such activities are alleged or found to constitute a breach of such labor agreements, the TSP shall not be liable for any such breach.

K.    ENVIRONMENTAL ISSUES

      With respect to those activities, which are to take place within a Plant, a Plant control room, or a Common Switchyard, the Party performing the work or otherwise managing the asset or operations therein shall be responsible for (i) ensuring that its activities are performed in compliance with all applicable environmental regulations, (ii) remediating any spills or environmental contamination or concerns resulting from or occurring in connection with its activities as required by and in accordance with applicable regulations, and
(iii) removing and properly disposing of all waste materials. The Party performing the work or other activities shall, prior to commencement thereof, communicate to the other Party the job scope and needs so that both Parties are fully aware of their respective environmental responsibilities. In the event of a spill or the discovery of environmental contamination that potentially may impact the other Party's property or operations, both Parties shall work together to establish a coordinated plan of action for responding to the spill or contamination.

L.    INCIDENT REPORTING AND INVESTIGATION

      If one Party becomes aware of the occurrence of an incident in a Plant, a Plant control room, or a Common Switchyard that affects or is capable of affecting the TSP System, GIF, or Plant reliability, safety, environmental compliance, or equipment failure, such Party shall promptly report the incident to the other Party. This will be a brief but informative report that includes background, description of the incident, conclusion, corrective action, and person(s) responsible for corrective action. If the seriousness of the incident warrants, both Parties shall participate in a joint investigation and produce a formal report of the incident. Both Parties shall have the right to declare the incident serious enough to warrant a joint investigation.

M.    SAFETY PROCEDURES AND POLICIES

      Interlock Defeated or Temporary Changes to Equipment - Prior to either Party making any temporary changes to the TIF, GIF or Plant equipment, or bypassing or defeating of controls, trip, alarms or other interlock devices associated with the TIF or GIF, the Party making such changes shall inform the other Party of the changes that may affect the operation of the other Party. This includes software interlocks such as those found in programmable controllers (PLC), computers or other programmable devices, as well as hard wired or mechanical interlocks.

                                   EXHIBIT "E"
                                FACILITY SCHEDULE

1.    Name: Comanche Peak Steam Electric Station (CPSES)

2. Point of Interconnection location: The points at which the GIF interface with the TIF at CPSES, as shown in the attached one-line diagram (see attachment to this Facility Schedule):

      (a) at the terminals of Generator's 345kV switches 7999, 8009, 8019, 8029, and 8079 where these switches connect with TSP's 345 kV buses,

      (b) at the terminals of Generator's connectors where TSP's jumpers connect with Generator's 138 kV transmission line at TSP's deadend located between TSP's 138 kV switches 7031 and 7041,

      (c) at the terminals of Generator's connectors where TSP's jumpers connect with Generator's 345 kV transmission line at TSP's deadend located between TSP's 345 kV switches 7971 and 7981, and

      (d) at the terminals of Generator's 25kV potheads for Generator's underground exit cables for Generator's 25 kV feeders 9811, 9812, 9821, and 9822 located on the secondary sides of TSP's Distribution Transformers 1 and 2.

3.    Delivery Voltage: 345kV, 138 kV and 25kV

4.    Number and size of Generating Units: Two Units - 1,150 MW each

5. Type of Generating Unit: Unit 1 and Unit 2: Westinghouse Pressure Water Nuclear Reactor, Siemens Turbine Generator.

6.    Metering and Telemetry Equipment:

      (a)   See Section 4.4 of Exhibit "A" of the Agreement.

      (b) TSP shall design and install EPS Metering Equipment in accordance with TSP's EPS Metering Design Proposal submitted to and approved by ERCOT, as the same may be amended from time to time.

      (c) TSP and Generator shall each install such metering and telemetry equipment as may be required to satisfy the operational requirements of the TIF and Plant/GIF, respectively, and ERCOT's real-time data requirements.

      (d) The term "metering equipment" as used in Section 4.4(D) of Exhibit "A" shall be interpreted to mean EPS Metering Equipment.

7. Generator Interconnection Facilities: The GIF includes the facilities listed below. These facilities are not intended to be a complete representation of the GIF.

      (a) Generator-owned facilities located in the Plant and/or Common Switchyard, including the following facilities:

            (lot) Generator   interconnection facilities as shown in the
                  attached one-line diagram

            (lot) Associated structures, buswork, conductor, connectors, conduit, control cable, and foundations

            (lot) All wiring and connections to the TSP-owned Common Switchyard grounding grid from (i) all Generator-owned equipment located in the Common Switchyard and (ii) the Plant grounding grid.

            (lot) Facilities specified in the following table.


      EQUIPMENT NAME/LABEL/            LOCATION        DESCRIPTION OF
      DESCRIPTION                                      GENERATOR
                                                       EQUIPMENT SERVED
      --------------------------------------------------------------------------

      Panel 2P                         345kV Control   345 kV Breaker
      Panel 2BU                        House           8080
      (Primary and Backup)

      Panel 6P                         345kV Control   345 kV Breakers
      Panel 6BU                        House           8000 and 8010
      (Primary and Backup)

      Panel 10P                        345kV Control   345 kV Breakers
      Panel 10BU                       House           8020 and 8030
      (Primary and Backup)

      Note: The Generator owns all conduit and cable associated with these panels, including the conduit and cable runs to the 345 kV breakers listed in this table.



      (b) Generator-Owned Support Facilities located in the Plant, including the following facilities:

            (lot) The physical building which houses  Generator-Owned  Support
                  Facilities. This includes the building structures as well as lighting, HVAC, fire detection, fire suppression, and fire extinguishing equipment contained within the building structure.

            (lot) Perimeter fencing and perimeter lighting

            (lot) The AC power system which supplies power to the TIF, including the facilities specified in the following table.


      GENERATOR-OWNED SUPPORT FACILITIES
      ---------------------------------------------------------------------------------------------------
      BREAKER # IN AC           AC DISTRIBUTION         AC DISTRIBUTION         DESCRIPTION OF TSP-OWNED
      DISTRIBUTION CIRCUIT      CIRCUIT BREAKER         CIRCUIT BREAKER         FACILITIES SERVED
      BREAKER PANEL             PANEL LABEL             PANEL LOCATION
      ---------------------------------------------------------------------------------------------------
      Breaker is  labeled:      480V AC MCC             Unit One Normal         Panel #CPX-SYPPGS-02
      Ckt Bkr #SWYDFDR1         Panel 1B1               Switchgear              (Located in 345 kV
                                1B1/2D/Comp             Room #1-031 Elev.       Control House)
                                                        810 Unit One TB
      ---------------------------------------------------------------------------------------------------
      Breaker is labeled:       480V AC MCC             Unit Two Normal         Panel #CPX-SYPPGS-03
      Ckt Bkr                   Panel 2B1               Switchgear Room         (Located in 345 kV
      #SWYDFDR2                 2B1/2D/Comp             #2-287 Elev. 810        Control House)
                                                        Unit Two TB
      ---------------------------------------------------------------------------------------------------

      Notes:
      1. The Generator owns the AC distribution circuit breaker panels listed in this table (including all AC circuit breakers) as well as all wiring and facilities on the source side of these distribution circuit breaker panels for AC power supplied by the Generator to the TSP. The Generator owns all wiring and facilities from the load side of the AC circuit breakers listed in this table to the point where the Generator's wiring connects with TSP-owned facilities.

      2. The Generator-Owned Support Facilities listed in this table include Generator's 480V - 480V isolation transformers #2 labeled TRGS-2 CPX-SYTRGS-02 and #3 labeled TRGS-3 CPX-SYTRGS-03, served by Generator circuit breakers # SWYDFDR1 and #SWYDFDR2, respectively. Isolation transformers #2 and #3 are located in the 345 kV Common Switchyard and supply 480V AC power to the TSP. The change in ownership is where the TSP-owned wiring from TSP's Panels # CPX-SYPPGS-02 and CPX-SYPPGS-03 connect to the secondary terminals of these isolation transformers.


            (lot) Facilities specified in the following table:


      GENERATOR-OWNED SUPPORT
      FACILITIES
      --------------------------------------------------------------------------
      NAME/LABEL/DESCRIPTION         LOCATION           DESCRIPTION OF TSP
                                                        EQUIPMENT SERVED BY OR
                                                        MOUNTED ON GENERATOR
                                                        EQUIPMENT
      --------------------------------------------------------------------------

      Panel CB-12                    Control Room       Switchyard Control
                                                        Panel
      --------------------------------------------------------------------------

      CB12 Annunciator Panel         Control Room       Annunciator for
                                                        switchyard alarms

      RTU                            Control Room       Port for Transmission
      --------------------------------------------------------------------------
      Interconnect cable/wire        Plant              Control, relay, and
      running from the Plant to                         data circuits for TIF
      the Common Switchyard                             equipment.
      --------------------------------------------------------------------------

      Note: See Exhibit "D", Section A, for a detailed description of the ownership/change in ownership between the Generator-Owned Support Facilities and the TSP-owned facilities.

      (c) Generator-Owned Support Facilities located in the Common Switchyard, including the following facilities:

            (lot) Perimeter lighting

            (lot) facilities specified in the following table.


      GENERATOR-OWNED SUPPORT
      FACILITIES
      -------------------------------------------------------------------
      NAME/LABEL/DESCRIPTION         LOCATION        DESCRIPTION OF TSP
                                                     EQUIPMENT SERVED
                                                     BY OR MOUNTED ON
                                                     GENERATOR EQUIPMENT
      --------------------------------------------------------------------------
      Fire alarm circuits to fire    345kV Control   Fire response to a
      panels in the Turbine          House           fire within the
      Building                                       345kV Control House
      --------------------------------------------------------------------------
      Fire alarm circuits to fire    138kV Control   Fire response to a
      panels in the Turbine          House           fire within the
      Building                                       138kV Control House
      --------------------------------------------------------------------------
      Portable diesel generator      138 kV          138 kV and 345 kV
                                     switchyard      Breakers
      --------------------------------------------------------------------------
      GAI-Tronics paging system      138 kV and 345  Communications
                                     kV switchyards  between Common
                                                     Switchyard and
                                                     Plant Control Room
      --------------------------------------------------------------------------
      Interconnect cable/wire        Common          Control, relay,
      running from the Common        Switchyard      and data circuits
      Switchyard to the Plant                        for TIF equipment.
      --------------------------------------------------------------------------

      Note: See Exhibit "D", Section A, for a detailed description of the ownership/change in ownership between the Generator-Owned Support Facilities and the TSP-owned facilities.

8. Transmission Service Provider Interconnection Facilities: The TIF includes the facilities listed below. These facilities are not intended to be a complete representation of the TIF.

      (a) TSP-owned facilities located in the Common Switchyard, including the following facilities:

            (lot) TSP interconnection facilities as shown in the attached one-line diagram

            (lot) Galvanized steel structures, including transmission line structures, deadends, switch stands, metering structures, surge, arrester supports, PT supports, CT supports, line trap supports, and bus supports

            (lot) Buswork, connectors, conduit, control cable, foundations

      (b) TSP-Owned Support Facilities located in the Common Switchyard, including the following facilities:

            (lot) EPS Metering Equipment

            (lot) Common  Switchyard  lighting,  except as  specified  in Item
                  7(d) above

            (lot) Common Switchyard grounding grid

            (lot) The DC power system which supplies power to the GIF, including the facilities specified in the following table.

      TSP-OWNED SUPPORT FACILITIES

      --------------------------------------------------------------------------
      BREAKER # IN    DC              DC DISTRIBUTION  DESCRIPTION OF
      DC              DISTRIBUTION    CIRCUIT BREAKER  GENERATOR-OWNED
      DISTRIBUTION    CIRCUIT         PANEL LOCATION   FACILITIES SERVED
      CIRCUIT         BREAKER PANEL
      BREAKER PANEL   LABEL
      --------------------------------------------------------------------------
      Breaker No. 3   CPX-SYDPPR-01   345kV Control    345kV Breaker
                                      House            8000

      Breaker No. 4   CPX-SYDPPR-01   345kV Control    345kV Breaker
                                      House            8010

      Breaker No. 11  CPX-SYDPPR-01   345kV Control    345kV Breaker
                                      House            8020

      Breaker No. 12  CPX-SYDPPR-01   345kV Control    345kV Breaker
                                      House            8030

      Breaker No. 14  CPX-SYDPPR-01   345kV Control    Panel CB-12 See
                                      House            Note2

      Breaker No. 18  CPX-SYDPPR-01   345kV Control    345kV Breaker
                                      House            8080

      Breaker No. 3   CPX-SYDPBU-01   345kV Control    345kV Breaker
                                      House            8000

      Breaker No. 4   CPX-SYDPBU-01   345kV Control    345kV Breaker
                                      House            8010

      Breaker No. 11  CPX-SYDPBU-01   345kV Control    345kV Breaker
                                      House            8020

      Breaker No. 12  CPX-SYDPBU-01   345kV Control    345kV Breaker
                                      House            8030

      Breaker No. 13  CPX-SYDPBU-01   345kV Control    Panel CB-12 See
                                      House            Note2

      Breaker No. 14  CPX-SYDPBU-01   345kV Control    345kV Breaker
                                      House            8080

      Note:
      1. The TSP owns the DC distribution circuit breaker panels listed in this table (including all DC circuit breakers) as well as all wiring and facilities on the source side of these distribution circuit breaker panels for DC power supplied by the TSP to Generator facilities. The Generator owns all wiring and facilities from the load side of the DC circuit breakers listed in this table to the point where such Generator wiring connects with Generator-owned facilities.

      2. Panel CB-12 is located in the CPSES Control Room and is the Local Control Panel for the 345kV Switchyard. It provides the control and indications for the 345kV Breakers.

            (lot) The AC power system which supplies power to the GIF, including the facilities specified in the following table.

      TSP-OWNED SUPPORT FACILITIES

      --------------------------------------------------------------------------
      BREAKER # IN    AC             AC DISTRIBUTION   DESCRIPTION OF
      AC              DISTRIBUTION   CIRCUIT BREAKER   GENERATOR-OWNED
      DISTRIBUTION    CIRCUIT        PANEL LOCATION    FACILITIES SERVED
      CIRCUIT         BREAKER PANEL
      BREAKER PANEL   LABEL
      --------------------------------------------------------------------------
      Breaker No. 10  CPX-SYPPGS-01A 345kV Control     345kV Breaker
                                     House             8080
      --------------------------------------------------------------------------
      Breaker No. 1   CPX-SYPPGS-02  345kV Control     Perimeter
                                     House             Lighting

      --------------------------------------------------------------------------
      Breaker No. 2   CPX-SYPPGS-02  345kV Control     Perimeter
                                     House             Lighting

      --------------------------------------------------------------------------
      Breaker No. 3   CPX-SYPPGS-02  345kV Control     Perimeter
                                     House             Lighting

      --------------------------------------------------------------------------
      Breaker No. 4   CPX-SYPPGS-02  345kV Control     Perimeter
                                     House             Lighting

      --------------------------------------------------------------------------
      Breaker No. 5   CPX-SYPPGS-02  345kV Control     Perimeter
                                     House             Lighting

      --------------------------------------------------------------------------
      Breaker No. 6   CPX-SYPPGS-02  345kV Control     Perimeter
                                     House             Lighting

      --------------------------------------------------------------------------
      Breaker No. 8   CPX-SYPPGS-02  345kV Control     345kV Breaker
                                     House             8000
      --------------------------------------------------------------------------
      Breaker No. 12  CPX-SYPPGS-02  345kV Control     345kV Breaker
                                     House             8020
      --------------------------------------------------------------------------
      Breaker No. 16  CPX-SYPPGS-03  345kV Control     345kV Breaker
                                     House             8010
      --------------------------------------------------------------------------
      Breaker No. 19  CPX-SYPPGS-03  345kV Control     345kV Breaker
                                     House             8030
      --------------------------------------------------------------------------
      Breaker No. 20  CPX-SYPPGS-03  345kV Control     345kV Breaker
                                     House             8080
      --------------------------------------------------------------------------
      Breaker No. 41  CPX-SYPPGS-03  345kV Control     Receptacles in
                                     House             345 kV Breaker
                                                       Bay #3
      --------------------------------------------------------------------------
      Breaker No. 42  CPX-SYPPGS-03  345kV Control     345kV Breaker
                                     House             8020 &
                                                       receptacles in
                                                       345 kV Breaker
                                                       Bay #10
      --------------------------------------------------------------------------
      Breaker No. 43  CPX-SYPPGS-03  345kV Control     345kV Breaker
                                     House             8000 &
                                                       receptacles in
                                                       345 kV Breaker
                                                       Bay #3
      --------------------------------------------------------------------------
      Breaker No. 44  CPX-SYPPGS-03  345kV Control     345kV Breaker
                                     House             8020 &
                                                       receptacles in
                                                       345 kV Breaker
                                                       Bay #10
      --------------------------------------------------------------------------
      Breaker No. 45  CPX-SYPPGS-03  345kV Control     345kV Breaker
                                     House             8010 &
                                                       receptacles in
                                                       345 kV Breaker
                                                       Bay #3
      --------------------------------------------------------------------------
      Breaker No. 46  CPX-SYPPGS-03  345kV Control     345kV Breaker
                                     House             8030 &
                                                       receptacles in
                                                       345 kV Breaker
                                                       Bay #10
      --------------------------------------------------------------------------
      Notes:
      1. The TSP owns the AC distribution circuit breaker panels listed in this table (including all AC circuit breakers) as well as all wiring and facilities on the source side of these distribution circuit breaker panels for AC power supplied by the TSP to Generator facilities. Except as specified in the following Note 2, the Generator owns all wiring and facilities from the load side of the AC circuit breakers listed in this table to the point where such Generator wiring connects with Generator-owned facilities.

      2. TSP owns all cable and receptacles served by Breakers No 41, 42, 43, 44, 45, and 46.

9.    Communications Facilities:

      A. Generator shall, in accordance with ERCOT Requirements and Good Utility Practice, provide communications facilities that are, or may in the future be, necessary for effective interconnected operation of the Generator's Plant with the transmission system. Generator will directly make arrangements to procure and will bear the procurement, installation and ongoing costs of such facilities. The communications facilities will at a minimum include, but not be limited to:

     (a) Two private voice circuits, one in each of the Generator's Plant control rooms (an off-premise extension for TSP's PBX);

     (b)  Radio communications between Generator and TSP

     (c)  One full business voice circuit in the Plant Control Room

     (d)  A facsimile machine in the Plant control room

     (e) (i) One four-wire Bell Standard Type 420, or equivalent data circuit installed from a communication port in Generator's RTU to a location designated by TSP; or

          (ii) data communications link, acceptable to TSP, installed between Generator's RTU (or other equipment acceptable to TSP) and TSP's RTU.

      B. TSP shall, in accordance with ERCOT Requirements and Good Utility Practice, provide communications facilities that are, or may in the future be, necessary for effective interconnected operation of the Generator's Plant with the transmission system. TSP will directly make arrangements to procure and will bear the procurement, installation and ongoing costs of such facilities. The communications facilities will at a minimum include, but not be limited to:

      (a)   Radio communications between TSP and Generator

10.   System Protection Equipment:

      (a) See Section 4.5 and Exhibit "B" of the Agreement

      (b) Generator shall own, operate, and maintain its protective relay and control equipment. This equipment includes the current transformers, voltage transformers, control wiring, and relays associated with the leads from the generator breakers to the main power transformer(s), main power transformer(s), start-up standby transformer(s), unit auxiliary transformer(s), generator protection, generator synchronization, plant auxiliary systems, and diesel generators associated with the plant (if any).

      (c) TSP shall own, operate, and maintain its protective relay and control equipment. This equipment includes the current transformers, voltage transformers, control wiring, and relays associated with all transmission line terminals.

      (d) Because the GIF and TIF were built as an integrated facility, the control schemes and relay protective schemes are likewise integrated. Although the high voltage breaker associated with the generator protects some TIF facilities, it primarily protects the generator and is owned by the Generator. The Generator is responsible for providing current transformer signals to the TIF for bus differential relaying and to provide a "breaker-failure-signal" to the TIF for conditions where the generator breaker is required to trip but fails to do so. The TSP owns, operates, and maintains all other equipment associated with the bus differential and breaker failure relay protection schemes. The TSP will provide a trip signal to the generator breaker for any condition where the entire TIF bus is required to trip. Additionally, the TSP is responsible for tripping all TIF breakers electrically adjacent to the generator breaker if the generator breaker fails to trip and sends a breaker-failure-signal to the TIF protective schemes. The TSP is responsible for providing a voltage signal for the Plant's control system use, e.g. synchronizing.

      (e) The Generator owns, operates, and maintains circuit breaker 8080 which is associated with transformer #2ST and will provide current transformer signals and breaker failure signals to the TSP for the existing bus differential and breaker failure schemes. The TSP will provide trip signals to the Generator for transmission system faults as required by the existing schemes to trip circuit breaker 8080. The Generator owns, operates, and maintains the protective relaying associated with transformers #1ST, #XST1/2, and #XST2. In the event that any of these transformer relays activate, the Generator will (i) provide a trip signal to the TSP to trip 345 kV breakers 7970 and 7980, (ii) open 345 kV switch 8012, 8032, or 8052, and (iii) allow the closing of transmission breakers 7970 and 7980. The TSP owns, operates and maintains the protective relaying associated with the 345 kV high voltage conductor that connects Breaker 7970, Breaker 7980, Transformer #1ST Transformer #XST1/2, and Transformer # XST2. For a faults in this 345 kV zone of protection the TSP protective relays will (i) open Breakers 7970 and 7980, (ii) initiate a trip signal to the plant to open air switches 8012, 8032, and 8052, and (iii) automatically reclose breakers 7970 and 7980. The Generator owns, operates, and maintains high voltage air switch #8085 associated with Transformer #XST1. In the event that the #XST1 transformer relays activate, the Generator will (i) provide a transfer trip signal to the TSP to trip 138 kV breakers 7030 and 7040, (ii) close the high speed 138 kV single-phase ground switch 8083, (iii) open switch 8085, and
          (iv) discontinue the transfer trip signal to allow the closing of transmission breakers 7030 and 7040.

11. Inputs to Telemetry Equipment: Generator shall supply the following data to TSP's RTU.

      (a) For each generating unit: three phase megawatts and three phase megavars

      (b) For each Generator breaker in GIF: Status indication, three phase megawatts, and three phase megavars

      (c) For each Generator bus in GIF: A, B, and C phase voltages

          Dry type breaker "A" contacts are required for status indication and 0-1 milliamp analog signals are required for megawatt, magavar, and voltage data.

12.   Supplemental Terms and Conditions:

      (a) See Exhibits "B", "C", and "D".

      (b) Notwithstanding any other provisions in this Agreement or the PUCT's Substantive Rules to the contrary, to the fullest extent permitted by law, the Generator shall DEFEND, PROTECT, INDEMNIFY, AND HOLD HARMLESS the TSP, its parent company and each of its affiliates (except the Generator), and each of their respective officers, directors, agents, employees, attorneys, successors and assigns, from, against, for, and in respect of any and all damages, punitive damages, losses, settlement payments, obligations, liabilities, liens, demands, judgments, suits, claims, actions, causes of action, encumbrances, fines, penalties, costs, fees, and expenses (including, without limitation, attorney's fees, court costs, litigation expenses, interest, and penalties) of any kind or character whatsoever, REGARDLESS OF WHETHER OR NOT THE SAME RESULT IN SOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, FAULT, STRICT LIABILITY, OR INTENTIONAL ACTS OR OMISSIONS OF ANY KIND OR NATURE WHATSOEVER OF THE TSP, that relate to, arise out of, or in connection with the response, or lack of response, of the TSP System and/or TSP personnel to faults occurring on, or in connection with, the following GIF facilities: (i) Standby Auxiliary Transformer (Start-up #XST1),
          (ii) Standby Auxiliary Transformers (Start-up #1ST, #XST1/2, & #XST2), and (iii) 25 kV potheads and underground exit cables for Generator's

          25 kV feeders 9811, 9812, 9821, and 9822 located on the secondary sides of TSP's Distribution Transformers 1 and 2, and all associated buswork, switches, switchgear and other associated equipment (see attached one-line diagram).

13. Special Operating Conditions, if any, attached: A special ISO-approved operating arrangement such as a Remedial Action Plan or Special Protection System may be required in the future. The terms "Remedial Action Plan" and "Special Protection System" shall have the meanings as set forth in the ERCOT Requirements. TSP and the ISO will examine the need and feasibility of these arrangements in cooperation with the Generator. In the event that the ISO determines that such an arrangement is required, then TSP, the ISO, and Generator will cooperate to design and install the necessary facilities, and this Agreement will be amended to document such arrangement.